UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luke Faulstick as a Director; Retirement of Kathleen Regan

On September 17, 2014, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) appointed Luke Faulstick as a director, effective immediately. The Board has determined that Mr. Faulstick is an independent director under the rules of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no transactions involving Mr. Faulstick requiring disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Faulstick’s appointment, the Board resolved to increase its size from eight to nine directors, effective immediately.

The Board has appointed Mr. Faulstick to the Board’s Audit and Finance Committee. Mr. Faulstick will receive the Company’s standard fee of $60,000 per year for non-employee director service. In connection with his appointment, he has been granted options to acquire 30,000 shares of common stock pursuant to the Company’s 2012 Long-Term Incentive Plan (vesting in 1/4th increments on each of the first, second, third and fourth anniversary of his appointment).

Separately, Kathleen Regan has informed the Board that she will be retiring as a director in connection with her recently announced appointment as the future Executive Vice President and Chief Operating Officer of The Commonwealth Fund. Ms. Regan’s retirement from the Board will be effective as of November 3, 2014, which is the date that she will begin initial transition employment with The Commonwealth Fund. The Board has resolved that the size of the Board shall be decreased from nine to eight directors as of such date. Ms. Regan’s retirement from the Board is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices. The Board has appointed Ronald Matricaria to succeed Ms. Regan as Chair of the Board’s Nominating and Governance Committee.

Item 7.01.	Regulation FD Disclosure.

On September 22, 2014, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm

Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: September 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 22, 2014.